Exhibit 99.1

Glucotrack, Inc. Announces Pricing of $3 Million Public Offering

RUTHERFORD, N.J. & LA JOLLA, Calif.: Sept. 24, 2026—(BUSINESS WIRE)—Glucotrack, Inc. (NASDAQ: GCTK) (“Glucotrack” or the “Company”) today announced the pricing of a “best efforts” public offering of 169,388 shares of common stock at a price of $2.04 per share and, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase up to 1,350,220 shares of common stock at a price of $2.039 per pre-funded warrant. The Company expects to receive aggregate gross proceeds of approximately $3,100,000, before deducting placement agent fees and offering expenses. The offering was priced at-the-market under Nasdaq rules. The offering is expected to close on or about September 25, 2026, subject to the satisfaction of customary closing conditions.

Dawson James Securities, Inc. is acting as the sole placement agent for the public offering.

This public offering is being made by the Company pursuant to a registration statement on Form S-3 (File No. 333-282297), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on October 3, 2024. The securities may only be offered by means of the final prospectus supplement and accompanying base prospectus relating to the offering. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, from the SEC’s website at www.sec.gov or from Dawson James Securities, Inc. Attention: Prospectus Department, 2700 North Military Trail, Suite 100, Boca Raton, FL 33431, investmentbanking@dawsonjames.com or toll free at 866.928.0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Lōkahi Therapeutics™

Lōkahi Therapeutics™ (“Lōkahi”) is a capital-efficient biopharmaceutical platform company focused on identifying, evaluating, acquiring, and advancing overlooked therapeutic assets. Through its ai² platform and ai² Futures Lab execution model, Lōkahi integrates cross-functional expertise and disciplined decision-making to drive strategic development and long-term value creation. For more information, please visit www.lokahithera.com. For more information about the ai² Division programs, please visit www.ai2equals.com. Information on the company’s website does not constitute a part of and is not incorporated by reference into this press release.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) operates Lōkahi and, through its subsidiary Glucotrack Technologies, Inc., focuses on the design, development, and commercialization of novel technologies for people with diabetes, including a long-term implantable continuous blood glucose monitoring system. The Glucotrack CBGM is an Investigational Device and is limited by federal law to investigational use. For more information, please visit www.glucotrack.com. Information on the company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Glucotrack’s strategies or expectations and statements regarding the completion of the offering, and the satisfaction of customary closing conditions related to the offering. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, but are not limited to, the risk that the offering may not close when anticipated, or at all, as a result of the failure to satisfy customary closing conditions, and market and other conditions. These risks and uncertainties also include, but are not limited to, those described under the caption “Risk Factors” in Glucotrack’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026, and in Glucotrack’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Glucotrack or to persons acting on behalf of Glucotrack are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Glucotrack does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts

Glucotrack

GlucotrackPR@icrinc.com

Lōkahi Therapeutics™

ir@lokahithera.com